EXHIBIT 99.1

Atheros Announces Financial Results for Q4 and Fiscal 2007

Eleventh Consecutive Quarter of Revenue Growth

2007 Revenue up 38 Percent

Santa Clara, Calif. – Jan. 28, 2007 – Atheros Communications, Inc. (NASDAQ: ATHR), a leading developer of advanced wired and wireless solutions, today announced preliminary financial results for the fourth quarter of 2007 and year ended Dec. 31, 2007.

Revenue in the fourth quarter was a record $114.3 million, up eight percent from the $106.3 million reported in the third quarter of 2007 and up 30 percent from the $87.8 million reported in the fourth quarter of 2006.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded fourth quarter net income of $13.4 million or $0.22 per diluted share. This compares with GAAP net income of $9.7 million or $0.16 per diluted share in the third quarter of 2007. Net loss in the fourth quarter of 2006 was $1.2 million or $0.02 per diluted share. Total cash and investments were $250.0 million at Dec. 31, 2007, up $1.7 million from the prior quarter and up $64.1 million from the cash and investments balance at Dec. 31, 2006.

Revenue in 2007 was $417.0 million, up 38 percent from the $301.7 million reported in 2006. Net income in accordance with GAAP for 2007 was $40.0 million or $0.67 per diluted share. In 2006, GAAP net income was $18.7 million or $0.34 per diluted share.

Atheros reports gross margins, operating expenses, operating income, net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition related charges, the other-than-temporary impairment of long-term marketable securities, the tax impact of these excluded items and the tax benefit related to the release of deferred tax valuation allowances. A reconciliation of preliminary GAAP to non-GAAP net income (loss), as well as a description of items excluded in the calculation of non-GAAP net income is presented in the financial statements portion of this release.

Non-GAAP gross margins in the fourth quarter were a record 52.3 percent, compared with 47.6 percent in the fourth quarter of 2006. Non-GAAP operating income increased to a record 19.0 percent of revenue, compared with 15.3 percent in the fourth quarter of 2006.

Non-GAAP net income in the fourth quarter was a record $21.4 million or $0.36 per diluted share, compared with $12.7 million or $0.22 per diluted share in the fourth quarter of 2006. Non-GAAP net income for the full year 2007 was $66.7 million or $1.12 per diluted share, compared with non-GAAP net income of $40.7 million or $0.73 per diluted share in 2006.

“The fourth quarter marks Atheros’ eleventh consecutive quarter of revenue growth and another record quarter of non-GAAP operating income,” said Craig Barratt, president and CEO. “The record gross margins in Q4 reflect our success in designing cost effective products while providing our customers with industry leading features and competitive price points.

“We entered the large and rapidly growing GPS market in the fourth quarter with the acquisition of u-Nav Microelectronics. This acquisition gives us yet another opportunity to expand the size of our addressable markets in 2008,” Dr. Barratt said. “We have significantly diversified our product portfolio over the past few years with the addition of GPS, Bluetooth, Ethernet, mobile WLAN and PAS solutions, in addition to our industry leading WLAN solutions for PC and networking customers. We are now providing our customers with a wider range of communications platforms, which is an important part of our long-term growth strategy,” he said.

Recent Atheros Press Release Highlights:

•	Jan 16 - Atheros’ Wi-Fi Helps Unleash a Wave of Award-Winning Products at CES 2008

•	Jan. 7 - CES 2008: Atheros Demonstrates Expanded Technology Portfolio to Enhance Connectivity and Multimedia at Home and On-the-Go

•	Dec. 17 - Atheros Encores New 802.11n Single-Chip to Deliver Highest Performance Wi-Fi in Multimedia Home Gateways

•	Dec. 13 - Atheros Communications Acquires u-Nav Microelectronics

•	Dec. 10 - Atheros Receives Leadership Award from Fabless Semiconductor Association for Second Consecutive Year

•	Nov. 8 - Atheros Hits the PC Sweet Spot with Single-Chip 802.11n

•	Nov. 8 - Atheros ETHOS Technology Portfolio Expands with New Gigabit Ethernet Solutions

•	Nov. 8 - Atheros Expands ROCm Bluetooth Portfolio with New System-on-Chip for Headsets

Conference Call

Atheros will broadcast its fourth quarter and year end 2007 financial results conference call today, Monday, Jan. 28, 2008 at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, please dial (630) 395-0017 approximately 10 minutes prior to the start time. The pass code is Atheros. A taped replay will be available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (203) 369-0376.

The Atheros financial results conference call will be available via a live webcast on the investor relations section of the Atheros website at http://www.atheros.com. Please access the website approximately 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the web site for one year.

About Atheros Communications, Inc.

Atheros Communications is a leading developer of semiconductor system solutions for wireless and other network communications products. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit www.atheros.com or send email to info@atheros.com.

NOTE: Atheros, the Atheros logo, ETHOS and ROCm are trademarks of Atheros Communications, Inc.

Note on Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including the anticipated growth of the GPS market and the anticipated benefits of the u-Nav acquisition, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether we are successful in the GPS market; challenges in integrating acquired businesses; the impacts of competition, technological advances; general economic conditions; difficulties in the development of new products and technologies; whether Atheros is successful in marketing its products; and other risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

Contact:

Jack Lazar	Deborah Stapleton
Chief Financial Officer	President
Atheros Communications, Inc.	Stapleton Communications Inc.
(408) 773-5200	(650) 470-0200

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net revenue	$114,327	$87,806	$416,960	$301,691
Cost of goods sold	54,756	46,937	209,579	157,918

Gross profit	59,571	40,869	207,381	143,773
Operating expenses:
Research and development	26,930	19,339	100,936	71,084
Sales and marketing	11,189	7,457	38,010	27,189
General and administrative	5,812	4,280	21,189	15,315
Amortization of acquired intangible assets and acquired in-process research and development	6,941	11,431	12,299	12,320

Total operating expenses	50,872	42,507	172,434	125,908
Income (loss) from operations	8,699	(1,638)	34,947	17,865
Interest income, net	3,190	2,336	11,516	8,659
Impairment of long-term marketable securities	(2,277)	—	(2,277)	—
Benefit (provision) for income taxes	3,816	(1,908)	(4,206)	(7,846)

Net income	$13,428	$(1,210)	$39,980	$18,678

Basic earnings per share	$0.23	$(0.02)	$0.71	$0.36

Diluted earnings per share	$0.22	$(0.02)	$0.67	$0.34

Shares used in computing basic earnings per share	57,226	52,941	55,917	51,760

Shares used in computing diluted earnings per share	60,323	52,941	59,330	55,494

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$219,544	$185,906
Accounts receivable, net	58,002	46,016
Inventory	35,497	25,879
Deferred income taxes and other current assets	16,084	10,645

Total current assets	329,127	268,446
Property and equipment, net	13,492	8,994
Goodwill and acquired intangible assets	136,125	81,717
Long-term marketable securities	30,453	—
Deferred income taxes and other assets	12,940	4,901

	$522,137	$364,058

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$76,844	$63,981
Deferred income taxes and other long-term liabilities	43,836	19,135
Stockholders’ equity	401,457	280,942

	$522,137	$364,058

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP NET INCOME (LOSS) (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
GAAP net income	$13,428	$(1,210)	$39,980	$18,678
Stock-based compensation:
Cost of goods sold	130	98	522	427
Research and development	3,452	1,487	12,463	6,740
Sales and marketing	1,610	762	5,053	3,073
General and administrative	879	450	3,169	2,075

Total stock-based compensation	6,071	2,797	21,207	12,315
Acquisition related charges:
Amortization of acquired intangible assets and acquired in-process research and development	6,941	11,431	12,299	12,320
Other acquisition related charges	58	849	1,482	1,362
Impairment of long-term marketable securities	2,277	—	2,277	—
Net tax effect of non-GAAP adjustments	(2,607)	(694)	(5,830)	(2,168)
Release of deferred tax asset valuation allowance	(4,721)	(464)	(4,721)	(1,856)

Non-GAAP net income	$21,447	$12,709	$66,694	$40,651

Shares used in computing non-GAAP basic earnings per share	57,226	52,941	55,917	51, 760

Shares used in computing non-GAAP diluted earnings per share	60,323	56,633	59,330	55,494

Non-GAAP basic earnings per share	$0.37	$0.24	$1.19	$0.79

Non-GAAP diluted net income per share	$0.36	$0.22	$1.12	$0.73

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (or “GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income and net income. These supplemental measures exclude stock-based compensation, acquisition-related charges, other-than-temporary impairments of long-term marketable securities, any release of tax valuation allowance due to the realizability of deferred tax assets that were previously believed not to be recognizable and any tax detriment or benefit between the income tax expense with and without the non-GAAP measures. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target’s performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	more meaningful comparability of our on-going operating results;

•	the ability to better identify trends in our underlying business; and

•	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective as of January 1, 2006. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include (i) in-process research and development charges related to products in development that have not reached technological feasibility at the time of acquisition and (ii) the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog and cash earn outs. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are generally non-cash and are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the maturities of the businesses being acquired.

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

Impairment of long-term marketable securities relates to the other-than-temporary, non-operating write down of our investments in AA and AAA rated auction rate securities. The liquidity and fair value of these securities has been impacted by the uncertainty in the credit markets and the exposure of these securities to the financial condition of bond insurance companies. While we have received all interest payments due on these instruments on a timely basis, we have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to fair values provided by our broker. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. In addition, any release of tax valuation allowance due to the realizability of deferred tax assets that were previously believed not to be recognizable has been excluded. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
GAAP gross profit	$59,571	$40,869	$207,381	$143,773
Amortization of acquisition-related step-up value of inventory	58	849	217	1,258
Stock-based compensation	130	98	522	427

Non-GAAP gross profit	$59,759	$41,816	$208,120	$145,458

GAAP gross profit as a % of revenue	52.1%	46.5%	49.7%	47.7%
Amortization of acquisition related step-up value of inventory	0.1%	1.0%	0.1%	0.4%
Stock-based compensation	0.1%	0.1%	0.1%	0.1%

Non-GAAP gross profit as a % of revenue	52.3%	47.6%	49.9%	48.2%

GAAP operating expenses	$50,872	$42,507	$172,434	$125,908
Stock- based compensation	(5,941)	(2,699)	(20,685)	(11,888)
Acquisition-related deferred compensation	—	—	(1,265)	(104)
Amortization of acquired intangible assets	(2,044)	(995)	(7,402)	(1,484)
Acquired in-process research and development	(4,897)	(10,436)	(4,897)	(10,836)

Non-GAAP operating expenses	$37,990	$28,377	$138,185	$101,596

GAAP income (loss) from operations	$8,699	$(1,638)	$34,947	$17,865
Amortization of acquisition-related step-up value of inventory	58	849	217	1,258
Stock-based compensation	6,071	2,797	21,207	12,315
Acquisition-related deferred compensation	—	—	1,265	104
Amortization of acquired intangible assets	2,044	995	7,402	1,484
Acquired in-process research and development	4,897	10,436	4,897	10,836

Non-GAAP income from operations	$21,769	$13,439	$69,935	$43,862

GAAP income (loss) from operations as a % of revenue	7.6%	(1.9)%	8.4%	5.9%
Amortization of acquisition-related step-up value of inventory	0.1%	1.0%	0.1%	0.4%
Stock-based compensation	5.3%	3.2%	5.1%	4.1%
Acquisition-related deferred compensation	—%	—%	0.3%	—%
Amortization of acquired intangible assets	1.8%	1.1%	1.8%	0.5%
Acquired in-process research and development	4.2%	11.9%	1.1%	3.6%

Non-GAAP income from operations	19.0%	15.3%	16.8%	14.5%